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SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
PLC SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

NOTICE OF 2002 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
To Be Held on May 22, 2002

        The Annual and Special Meeting of Shareholders of PLC Systems Inc. will be held on Wednesday, May 22, 2002, at 10:00 a.m, local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038, to consider and act upon the following matters:

  (1)
  To approve an amendment to Appendix 2 to PLC's Articles of Continuance to provide that (i) the directors or the shareholders may fix the number of directors from time to time, subject to certain restrictions; (ii) the directors or shareholders, by special resolution, may vary the term of office of any director; and (iii) a vacancy on the Board of Directors shall not exist where the directors or the shareholders decrease the number of directors upon the expiration of the term of office of one or more of the directors, subject to certain restrictions.

  (2)
  To approve a resolution of PLC's Board of Directors to fix the number of directors of PLC at nine.

  (3)
  To elect two Class III directors of PLC for the ensuing three years.

  (4)
  To approve an amendment increasing the number of shares of common stock authorized for issuance under PLC's 2000 Employee Stock Purchase Plan from 400,000 to 800,000.

  (5)
  To ratify the selection by PLC of Ernst & Young LLP as the independent auditors of PLC for the fiscal year ending December 31, 2002.

  (6)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 5, 2002 are entitled to notice of, and to vote at, the Annual and Special Meeting and are cordially invited to attend the Annual and Special Meeting. The stock transfer books of PLC will remain open for the purchase and sale of PLC's common stock.

                      By order of the Board of Directors,

                      Edward H. Pendergast
                       Chairman of the Board

Franklin, Massachusetts
April 18, 2002

WHETHER OF NOT YOU PLAN TO ATTEND THE ANNUAL AND SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL AND SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of PLC Systems Inc. for use at the 2002 Annual and Special Meeting of Shareholders to be held on May 22, 2002, at 10:00 a.m. local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 (referred to as the Meeting), and at any adjournment or adjournments of that Meeting.

        All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering to the Secretary of PLC a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Meeting that the shareholder intends to revoke the proxy and vote in person.

        Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder's behalf at the Meeting by inserting that other individual's name in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

        PLC's Annual Report for the year ended December 31, 2001 is being mailed to shareholders with the mailing of the Notice of Meeting and this Proxy Statement on or about April 18, 2002.

        A copy of PLC's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written request to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. Exhibits will be provided upon request and payment of an appropriate processing fee.

Voting Securities and Votes Required

        On April 5, 2002, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of            shares of PLC common stock, no par value per share. Each share is entitled to one vote. Notice of the record date, as required by Section 135 (4) of the Business Corporations Act of the Yukon Territory (referred to as the Yukon Act), was published in the Whitehorse Star newspaper on March 28, 2002.

        Under PLC's by-laws, two shareholders, or proxies representing two shareholders, holding not less than 10% of the outstanding shares of PLC entitled to vote on a particular matter at the Meeting shall constitute a quorum with respect to that matter at the Meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

        The affirmative vote of the holders of two-thirds of the shares of common stock voting on the matter is required for the amendment to Appendix 2 to PLC's Articles of Continuance. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for fixing the number of directors at nine, the election of directors, the approval of the amendment to increase the number of shares in PLC's 2000 Employee Stock Purchase Plan, the ratification of the appointment of

Ernst & Young LLP as PLC's independent auditors for the fiscal year ending December 31, 2002 and the approval of each of the other matters, if any, to be voted upon.

        Shares that abstain from voting as to a particular matter will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. Yukon law does not recognize "broker non-votes," which, under United States law, result when shares are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter.

ITEM NO. 1

APPROVAL OF AMENDMENT TO APPENDIX 2 TO THE ARTICLES OF CONTINUANCE

        On April 2, 2002, PLC's Board of Directors adopted, subject to shareholder approval, an amendment to Appendix 2 to the Articles of Continuance to provide that (i) the directors or the shareholders may fix the number of directors from time to time, subject to certain restrictions; (ii) the directors or shareholders, by special resolution, may vary the term of office of any director; and (iii) a vacancy on the Board of Directors shall not exist where the directors or the shareholders decrease the number of directors upon the expiration of the term of office of one or more of the directors, subject to certain restrictions.

        If the amendment to the Articles is approved, the directors, in addition to the shareholders, will be able to vary the term of any director and the size of the Board of Directors. Therefore, if a director resigns from the Board of Directors, this amendment will give the Board of Directors the flexibility to either fill the resulting vacancy or decrease the number of directors sitting on the Board to eliminate the vacancy, without incurring the expense and delay of calling a meeting of the shareholders. In addition, if the amendment to the Articles is approved, under Yukon Territory law, there will not be deemed to be a vacancy on the Board of Directors upon the expiration of the term of office of a director if the directors or the shareholders decrease the number of directors upon the expiration of that director's term of office. This amendment will allow the Board of Directors to appoint a new director or decrease the number of directors sitting on the Board upon the expiration of a director's term.

        Notwithstanding the amendment to the Articles described above, no change to the number of directors may cause the total number of directors to be greater than the maximum or fewer than the minimum number of directors set forth in the Articles.

Board Recommendation

        The Board of Directors believes that the adoption of the amendment to Appendix 2 to PLC's Articles of Continuance is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

ITEM NO. 2

FIX NUMBER OF DIRECTORS AT NINE

        PLC's Board of Directors currently consists of ten persons, divided into three classes serving staggered terms of three years. The terms of PLC's three Class III directors expire at the Meeting. One of the Class III directors, Dr. Roberts A. Smith, will not stand for election at the Meeting. Instead of nominating a new candidate to fill this vacancy, on April 2, 2002, PLC's Board of Directors adopted, subject to shareholder approval, a resolution to reduce the number of directors by one and thereby fix the number of directors at nine. If this resolution is approved, PLC's Board of Directors will consist of four Class I directors, three Class II directors and two Class III directors.

Board Recommendation

        The Board of Directors believes that the approval of the Board's resolution to fix the number of directors at nine is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

ITEM NO. 3

ELECTION OF DIRECTORS

        PLC's Board of Directors currently consists of ten persons, divided into three classes serving staggered terms of three years. Currently there are four directors in Class I (whose terms expire at the Annual Meeting of Shareholders in 2004), three directors in Class II (whose terms expire at the Annual Meeting of Shareholders in 2003) and three directors in Class III (whose terms expire at this Meeting). Two Class III directors are to be elected at the Meeting; Dr. Smith will not be standing for election at this Meeting. Each of the Class III directors elected at the Meeting will hold office until the Annual Meeting of Shareholders in 2005 or until his successor has been duly elected and qualified.

        In the event that either nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that either of the nominees will be unavailable to serve.

        Set forth below is the name of each member of the Board of Directors (including the nominees for election as Class III directors), his age, the date of the commencement of his term as a director of PLC, the positions and offices held by him, the Class of director in which he serves, the expiration of his term of director, his principal occupation and business experience during the past five years and the names of other publicly held companies of which he serves as a director. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 15, 2002, appears below under the heading "Security Ownership of Certain Beneficial Owners and Management."

Name	Age	Date First Become a Director	Position	Class	Expiration of Term at Annual Meeting
Edward H. Pendergast	68	9/24/92	Chairman	I	2004
Donald E. Bobo, Jr.	40	5/24/01	Director	I	2004
Kevin J. Dunn	49	9/24/99	Director	III	2002
Benjamin L. Holmes	67	5/24/00	Director	II	2003
Alan H. Magazine	57	9/24/99	Director	II	2003
H.B. Brent Norton, M.D.	41	6/10/94	Director	III	2002
Kenneth J. Pulkonik	61	9/14/92	Director	II	2003
Robert I. Rudko, Ph.D.	59	4/14/92	Director and Chief Scientist	I	2004
Mark R. Tauscher	49	12/17/99	Director, President and Chief Executive Officer	I	2004

        Edward H. Pendergast has served as Chairman of the Board of Directors since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC's interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately held management consulting firm. Mr. Pendergast currently is a director of Plymouth Rubber Company, Inc., a manufacturer and distributor of vinyl and rubber products. He also currently serves on the board of directors of several private companies. Mr. Pendergast is a Certified Public Accountant.

        Donald E. Bobo, Jr. has served as a director of PLC since May 2001. Since December 2000, Mr. Bobo has served as Vice President of Corporate Strategy of Edwards Lifesciences Corporation (which is referred to as Edwards). He has over 18 years of experience in the medical products and healthcare industries, where he has served in a variety of senior manager positions. Most recently, from July 1997 to December 2000, Mr. Bobo served as Director of Business Development of Edwards, and he was responsible for the TMR and Biotherapeutics business initiatives. From 1995 to July 1997, he served as a director within the Cardiovascular Group of Baxter Healthcare, overseeing the Access Products Business Unit. From 1993 to 1995, he served as the General Manager of the Non-Invasive Business Unit of InnerSpace Medical. Mr. Bobo received a B.S. degree in Mathematics from Bob Jones University and a M.S. degree in Engineering from the University of Southern California.

        Kevin J. Dunn has served as a director of PLC since September 1999. Mr. Dunn has served as the Senior Managing Director of SunTrust Robinson Humphrey, an investment banking firm, since June 1999. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree in Government from Harvard College.

        Benjamin L. Holmes has served as a director of PLC since May 2001. Since December 1994, Mr. Holmes has served as President of The Holmes, Co., a consulting firm that specializes in healthcare in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of Haemonetics Corporation (a medical device company), Project Hope, the UCLA Foundation and The Wood River Medical Center Foundation.

        Alan H. Magazine has served as a director of PLC since September 1999. Since August 1999, Mr. Magazine has been an independent executive management consultant. From 1990 to May 1999, Mr. Magazine served as President of the Health Industry Manufacturers Association, a worldwide association for medical technology companies. Prior to that, Mr. Magazine was the President of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine serves as a director of Sunrise Technologies International, Inc., a medical technology company, Eyetel Corp., a medical technology company, and Innotec Corp., a medical technology company. Mr. Magazine received his Ph.D. degree from the University of Maryland, his M.P.A. degree from Kent State University and his B.A. degree from Monmouth College (Illinois).

        H.B. Brent Norton, M.D. has served as a director of PLC since June 1994. Since 1991, Dr. Norton has served as President, Chief Executive Officer and a director of IMI International Medical Innovations Inc., a publicly held biotechnology commercialization company. In addition, since 1990, Dr. Norton owned and served as the President of the Ontario Workers Health Clinic, a privately held health assessment company. Dr. Norton received his M.D. degree from McGill University and his M.B.A. degree from the University of Western Ontario.

        Kenneth J. Pulkonik has served as a director of PLC since 1992. Since 1983, Mr. Pulkonik has served as President and Chairman of the Board of Rush Electronics Ltd., a privately held Canadian company. Mr. Pulkonik has also served as the President and Chairman of the Board of Rush Corporation, the United States subsidiary of Rush Electronics Ltd., since 1987. In 1971, Mr. Pulkonik co-founded Rush Industries, Inc., a privately held industrial distributor to the electronics industry in the New England area. Mr. Pulkonik received a S.B. degree in Chemical Engineering from Massachusetts Institute of Technology (referred to as MIT), a S.M. degree in Metallurgy from MIT, and a S.M. degree in Management from the Sloan School at MIT.

        Robert I. Rudko, Ph.D. has served as a director of PLC since 1992 and has served as Chief Scientist of PLC since October 1993. He also served as acting Chief Executive Officer from February 1997 to August 1997. In addition, Dr. Rudko served as Chairman of the Board of Directors from April 1992 to October 1998 and President of PLC from April 1992 to October 1993. Dr. Rudko founded Laser Engineering, Inc., the predecessor to PLC Medical Systems, Inc., in 1981 and served as President from

1981 to October 1993. Dr. Rudko received his Ph.D. degree in electrical engineering from Cornell University.

        Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems: Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard: Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

Executive Officers of PLC

        Mark R. Tauscher, see biography above.

        James G. Thomasch, age 42, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since November 1999. He has also served as Assistant Secretary of PLC since April 2001. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc. since January 2001. From May 1996 to March 1999, Mr. Thomasch served as the XRE Division President and Chief Operating Officer for Trex Medical Corporation, a medical device company. From October 1989 to May 1996, Mr. Thomasch served as the Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation. Mr. Thomasch received his B.S. degree in Accounting from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant with over 20 years of experience.

        Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of the directors or executive officers of PLC.

        Each person who has served as a director or executive officer during the fiscal year ended December 31, 2001 has no substantial interest, direct or indirect, in any matter to be acted upon at the Meeting, other than the election of the Class III directors.

Board Meetings

        The Board of Directors of PLC held six meetings during the fiscal year ended December 31, 2001. Each director attended all of the Board meetings and applicable committee meetings.

Audit Committee

        The Audit Committee of PLC's Board of Directors is composed of three directors, Messrs. Dunn and Pulkonik and Dr. Norton, and acts under a written charter. The members of the Audit Committee are independent directors, as defined by the rules of the American Stock Exchange. The Audit Committee held four meetings during the fiscal year ended December 31, 2001.

  Report of the Audit Committee of the Board of Directors

        The Audit Committee reviewed PLC's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with PLC's management. Management is responsible for PLC's internal controls and the financial reporting process. PLC's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of PLC's financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with PLC's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of PLC's financial statements;
  •
  PLC's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;
  •
  management's selection, application and disclosure of critical accounting policies;
  •
  changes in PLC's accounting practices, principles, controls or methodologies;
  •
  significant developments or changes in accounting rules applicable to PLC; and
  •
  the adequacy of PLC's internal controls and accounting, financial and auditing personnel.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP. SAS 61 requires PLC's independent auditors to discuss with PLC's Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;
  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and
  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with Ernst & Young LLP the matters disclosed in this letter and their independence from PLC. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to PLC which are referred to in the section below entitled "All Other Fees" is compatible with maintaining such auditors' independence.

        Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to PLC's Board of Directors that the audited financial statements be included in PLC's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        PLC is not subject to the recent Audit Committee requirements of the American Stock Exchange because it is a Yukon Territory corporation. However, the above disclosure is required by the proxy rules of the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors of PLC

                      Kevin J. Dunn
                      H.B. Brent Norton, M.D.
                      Kenneth J. Pulkonik

        The information included under the heading "Report of the Audit Committee of the Board of Directors" above is not deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), other than as provided in Item 7 of Schedule 14A of the

Exchange Act and Item 306 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that PLC specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (referred to as the Securities Act), or the Exchange Act.

  Audit Fees

        Ernst & Young LLP billed PLC an aggregate of $100,240 in fees for professional services rendered in connection with the audit of PLC's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of PLC's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

        Ernst & Young LLP did not bill PLC for any professional services rendered to PLC and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of PLC's information system or the management of its local area network.

  All Other Fees

        Ernst & Young LLP billed PLC an aggregate of $34,729 in fees for other services rendered to PLC and its affiliates for the fiscal year ended December 31, 2001.

Compensation Committee

        The Compensation Committee currently is composed of three outside directors, Messrs. Holmes and Magazine and Dr. Smith. The Compensation Committee reviews executive salaries and administers PLC's policies governing annual compensation and other benefits for PLC's executive officers. In addition, the Compensation Committee negotiates and proposes to the Board of Directors the compensation arrangements for PLC's officers, other key employees, certain consultants and directors. The Compensation Committee held five meetings during the last fiscal year.

  Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of PLC's Board of Directors has furnished the following report on executive compensation in fiscal year 2001.

        The Compensation Committee believes that the primary objectives of PLC's compensation policies are to attract and retain a management team that can effectively implement and execute PLC's strategic business plan. These compensation policies include: (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) recognition of individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet PLC's performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation to encourage management to continue to focus on shareholder return. The Compensation Committee will review its compensation policies from time to time in order to determine the reasonableness of PLC's compensation programs and to consider factors unique to PLC.

  Executive Officer Compensation

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared to the compensation packages of companies that compete with PLC for prospective employees. The compensation program for executive officers consists of three elements: (i) base salary, which is set on an annual basis; (ii) annual incentive compensation in the form of cash bonuses, which is based on PLC's achievement of predetermined financial objectives and the executive officer's achievement of his individual objectives; and (iii) long-term incentive compensation in the form of stock options, which are granted when the executive officer joins PLC and occasionally thereafter in order to align the executive officer's long-term interests with those of the shareholders and to encourage the executive officer to achieve superior results over an extended period.

  Base Salary

        Base salaries for executive officers are determined annually by reviewing three key areas: (i) the pay practices of companies of similar size, market capitalization and industry; (ii) the skills and performance level of the individual executive relative to targeted performance criteria; and (iii) PLC's financial performance.

  Bonus Compensation

        Bonus compensation is based on PLC's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attaining financial targets, the Compensation Committee also awards bonuses based on various operational and strategic objectives, such as management's efficiency and management's ability to motivate others to build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance PLC's growth and successes. Bonuses are awarded on an annual basis.

  Long-Term Incentive Compensation

        The Compensation Committee believes that stock options are an excellent long-term incentive for executives that align executive and shareholder interests and assist in retention of key executive officers and employees. In addition, such stock options allow the executive officers to share in any appreciation in the value of PLC's common stock.

        When determining stock option awards, the Compensation Committee considers the executive's current contributions to PLC's performance, his position and level of seniority at PLC, his experience, his existing stock ownership, his previous stock options grants, the vesting schedules of his outstanding options, PLC's current stock price and the chief executive officer's recommendation.

        It is PLC's policy to grant to all executive officers at the time they commence employment with PLC an initial stock option comparable to options granted to executive officers of similar seniority at other medical device and biotechnology companies. In addition, the Compensation Committee also may grant stock options based on the individual's performance throughout the year. In granting such performance-based stock options, the Compensation Committee considers the individual's contributions to PLC's financial, operational and strategic objectives.

        Senior management also participates in company-wide employee benefit plans, including PLC's 401(k) Plan. Benefits under these plans are not dependent upon the individual's performance.

  Chief Executive Officer's Compensation

        Mr. Tauscher joined the Corporation as its Chief Executive Officer and President in December 1999. Effective December 17, 1999, the Compensation Committee approved the following compensation for Mr. Tauscher: an annual base salary of $250,000, a monthly car allowance of $1,000, and a yearly incentive bonus up to 50% of his base salary based upon performance goals approved by the Board of Directors. Mr. Tauscher received a bonus of $121,875 for fiscal year 2000. In addition, Mr. Tauscher received an option to purchase 175,000 shares of common stock at an exercise price of $0.5625 per share. To date, 166,668 of the shares of common stock underlying this option have vested and the remaining 58,332 shares will vest on April 27, 2002. This option to purchase common stock was granted to align Mr. Tauscher's interests with the shareholders' interests with respect to operating results and long-term increases in the price of PLC's stock. The Compensation Committee believes that this option grant is consistent with the goals of PLC's stock option program as a whole.

        Effective January 1, 2001, the Compensation Committee approved the following compensation for Mr. Tauscher: an annual base salary of $262,500, a monthly car allowance of $1,000, and a yearly incentive bonus up to 50% of his base salary based upon performance goals approved by the Board of Directors. On January 8, 2001, Mr. Tauscher received an option to purchase 50,000 shares of common stock at an exercise price of $0.8125 per share. To date, 16,667 of the shares of common stock underlying this option have vested and the remaining 33,333 shares will vest as follows: (i) 16,667 shares vest on January 8, 2003 and (ii) 16,666 shares vest on January 8, 2004. On December 19, 2001, Mr. Tauscher received an option to purchase 75,000 shares of common stock at an exercise price of $0.55 per share. The shares of common stock underlying this option vest as follows: (i) 50,000 shares vest on December 19, 2002, (ii) 12,500 shares vest on December 19, 2003 and (iii) 12,500 shares vest on December 19, 2004. These options were granted to align Mr. Tauscher's interests with the shareholders' interests with respect to operating results and long-term increases in the price of PLC's stock. The Compensation Committee believes that these option grants are consistent with the goals of PLC's stock option program as a whole.

  Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of PLC and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors of PLC

                      Benjamin L. Holmes
                      Alan H. Magazine
                      Roberts A. Smith, Ph.D.

        The information included under the heading "Report of the Compensation Committee of the Board of Directors" above is not deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Exchange Act, other than as provided in Item 8 of Schedule 14A of the Exchange Act and Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that PLC specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

  Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Holmes and Magazine and Dr. Smith, each of whom served on the Compensation Committee of the Board of Directors during 2001. No member of the Compensation Committee was at any time during 2001, or formerly, an officer or employee of PLC or any subsidiary of PLC. No member of the Compensation Committee had any relationship with PLC requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of PLC has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of PLC.

Other Board Committees

        The Governance Committee is composed of Messrs. Bobo and Pendergast and Dr. Rudko. Mr. Tauscher serves as an ex officio member of the Governance Committee. The Governance Committee was previously known as the Nominating Committee. The Governance Committee nominates directors and accepts and reviews nominations for directors presented by shareholders. To submit a candidate for consideration by the Governance Committee, shareholders must inform PLC in writing by mailing the candidate's name and a detailed description of the candidate's qualifications to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. The Governance Committee held one meeting during the last fiscal year.

        The Executive Committee is composed of Messrs. Pendergast and Tauscher and Dr. Rudko. The Executive Committee considers corporate and other matters that arise between meetings of the Board of Directors. The Executive Committee held no meetings during the last fiscal year.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as to the number of shares of PLC common stock beneficially owned as of March 15, 2002 by (i) each person known by PLC to beneficially own more than 5% of the outstanding shares of PLC common stock; (ii) each director of PLC; (iii) the chief executive officer and the other executive officer of PLC; and (iv) all PLC executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to PLC's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Edwards Lifesciences Corporation(1)(2) One Edwards Way Irvine, California 92614	8,333,333	25.6%
Fred Kayne(3) c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, California 90067	1,862,000	6.3
Donald E. Bobo, Jr.	—	—
Kevin J. Dunn(4)	37,500	*
Benjamin Holmes(5)	30,000	*
Alan H. Magazine(6)	34,500	*
H.B. Brent Norton, M.D.(7)	92,500	*
Edward H. Pendergast(8)	297,492	1.0
Kenneth J. Pulkonik(9)	203,000	*
Robert I. Rudko, Ph.D.(10).	1,413,225	4.7
Roberts A. Smith, Ph.D.(11)	110,000	*
Mark R. Tauscher(12)	498,255	1.7
James G. Thomasch(13)	174,917	*
All executive officers and directors as a group (11 persons) (14)	2,891,389	9.25%

*
Less than 1%.

(1)
This information is based on the Schedule 13D of Edwards filed with the Securities and Exchange Commission on April 5, 2001 and includes 3,000,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of March 15, 2002.

(2)
Pursuant to a Shareholders Agreement, dated as of January 9, 2001, by and between Edwards and PLC, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in certain circumstances, as further discussed under the heading "Certain Relationships and Related Transactions" set forth below.

(3)
This information is based on the Schedule 13G of Fred Kayne filed with the Securities and Exchange Commission on March 22, 2002 and includes 550,000 shares of common stock held by FF Industries, Inc., of which Fred Kayne is the sole stockholder.

(4)
Includes 32,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(5)
Includes 20,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(6)
Includes 32,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(7)
Includes 92,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(8)
Includes 222,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(9)
Includes 164,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(10)
Includes 391,125 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(11)
Includes 101,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(12)
Includes 419,167 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(13)
Includes 172,917 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

(14)
Includes 1,648,209 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2002.

Compensation of Directors

        Non-employee directors, other than the Chairman, receive $8,000 per year, paid in quarterly installments. In fiscal year 2001, the Chairman received $90,000, paid in monthly installments. Effective October 2001, the non-employee directors no longer receive fees for attending Board or committee meetings. Prior to October 2001, non-employee directors other than the Chairman received $650 for each meeting of the Board of Directors they attended in person and $325 for each telephonic meeting of the Board of Directors they participated in via telephone. Prior to October 2001, non-employee directors other than the Chairman who served on committees of the Board of Directors received $600 for each committee meeting they attended in person and $300 for each telephonic committee meeting they participated in via telephone. PLC reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

        PLC grants stock options to its non-employee directors. Generally, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of PLC's common stock that vests in installments over three years. Once the initial grant has fully vested, generally non-employee directors (other than the Chairman) receive an annual grant of an option to purchase 10,000 shares of PLC's common stock that vests in four equal quarterly installments. The Chairman receives an annual grant of an option to purchase 20,000 shares of PLC's common stock that vests in four equal quarterly installments. All such options have an exercise price equal to the fair market value of the common stock on the date of grant. The grants of options to non-employee directors discussed above will not apply to Mr. Bobo because he is a director as a result of PLC's transaction with Edwards.

        The following table sets forth information with respect to the compensation received by the directors of PLC during fiscal year 2001.

Name	Annual Director Compensation($)	Number of Shares Underlying Option Granted(#)	Date of Option Grant	Exercise Price Of Option($)	Expiration Date of Option	Price Range of Shares 30 Days Prior to Option Grant($)(1)
Donald E. Bobo, Jr.	—	—	—	—	—	—
Kevin J. Dunn	12,125	10,000	12/19/01	0.55	12/18/11	0.375 - 0.6875
Benjamin Holmes	13,375	10,000	12/19/01	0.55	12/18/11	0.375 - 0.6875
Alan H. Magazine	12,400	10,000	12/19/01	0.55	12/18/11	0.375 - 0.6875
H.B. Brent Norton, M.D.	12,775	10,000 10,000	05/23/01 12/19/01	0.90 0.55	05/22/11 12/18/11	0.68 - 1.20 0.375 - 0.6875
Edward H. Pendergast	90,000	20,000 20,000	05/23/01 12/19/01	0.90 0.55	05/22/11 12/18/11	0.68 - 1.20 0.375 - 0.6875
Kenneth J. Pulkonik	12,125	10,000 10,000	05/23/01 12/19/01	0.90 0.55	05/22/11 12/18/11	0.68 - 1.20 0.375 - 0.6875
Robert I. Rudko, Ph.D.	—	30,000	12/19/01	0.55	12/18/11	0.375 - 0.6875
Roberts A. Smith, Ph.D.	12,725	10,000 10,000	05/23/01 12/19/01	0.90 0.55	05/22/11 12/18/11	0.68 - 1.20 0.375 - 0.6875
Mark R. Tauscher	—	50,000 75,000	01/08/01 12/19/01	0.8125 0.55	01/07/11 12/18/11	0.3125 - 0.9375 0.375 - 0.6875

(1)
Consists of the high and low trading price of PLC's common stock on the American Stock Exchange during the 30-day period prior to the date of grant of the options, respectively.

Executive Compensation

  Summary Compensation Table

        The following table sets forth information with respect to the compensation earned by (i) PLC's chief executive officer during 2001 and (ii) PLC's other executive officer. PLC refers to these individuals as the Named Executive Officers. In the table below, columns required by the regulations of the Securities and

Exchange Commission have been omitted where no information was required to be disclosed under those columns.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options/SARs(#)	All Other Compensation($)(2)
	Year	Salary($)	Bonus($)(1)
Mark R. Tauscher President, Chief Executive Officer and Director	2001 2000 1999	262,500 235,577 1,000	— 121,875 —	125,000 175,000 350,000	6,138 131,329 —
James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2001 2000 1999	164,800 160,000 21,601	— 74,520 9,293	130,000 87,500 130,000	— — —

(1)
Other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of these perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer for that year.

(2)
Consists of Mr. Tauscher's relocation expenses.

  Option Grants During Fiscal Year 2001

        The following table sets forth each grant of stock options to purchase shares of common stock during 2001 to each of the Named Executive Officers. No stock appreciation rights were granted during the fiscal year.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Percent of Total Options/SARs Granted to Employees in Fiscal Year 2000(%)(1)
Number of Securities Underlying Options/SARs Granted
				Exercise or Base Price Per Share ($/share)(2)		Price Range of Securities 30 Days Prior to Grant(3)
Name			Grant Date		Expiration Date
							5%($)	10%($)
Mark R. Tauscher	50,000 75,000	5 8	1/8/01 12/19/01	0.8125 0.55	1/7/11 12/18/11	0.3125-0.9375 0.375-0.6875	25,549 25,942	64,746 65,742
James G. Thomasch	35,000 20,000 75,000	4 2 8	1/8/01 7/30/01 12/19/01	0.8125 0.62 0.55	1/7/11 7/29/11 12/18/11	0.3125-0.9375 0.62-0.80 0.375-0.6875	17,884 7,798 25,942	45,322 19,762 65,742

(1)
PLC granted options to purchase 952,000 shares of common stock to its employees and the employees of its subsidiaries in fiscal year 2001.

(2)
The exercise price was equal to the fair market value of PLC's common stock as determined by PLC's Board of Directors on the date of grant.

(3)
Consists of the high and low trading prices of PLC's common stock on the American Stock Exchange during the 30-day period prior to the date of grant of the options, respectively.

(4)
The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent PLC's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

  Options Exercised During Fiscal Year 2001

        The following table sets forth the number and value of securities underlying unexercised options that are held by each Named Executive Officers as of December 31, 2001. Neither Named Executive Officer exercised PLC stock options in 2001.

	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Tauscher	326,668	323,332	4,375	5,937
James G. Thomasch	132,084	215,416	1,813	4,656

(1)
Based on the closing sale price of PLC's common stock on December 31, 2001 ($0.60), as reported by the American Stock Exchange, less the option exercise price.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

        PLC has arrangements with its Named Executive Officers to compensate them in the event of termination of employment (resignation, retirement, change in control) or change in responsibilities following a change in control of PLC.

        An employment agreement was entered into in December 1999 between PLC and Mr. Tauscher providing for an annual base salary of $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus plus the continuation of any other benefits available to Mr. Tauscher and his family on his last day of service for a period of 18 months if Mr. Tauscher's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, Massachusetts.

        An employment agreement was entered into in November 1999 between PLC and Mr. Thomasch providing for an annual base salary of $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, Massachusetts.

Comparative Stock Performance

        The following graph compares the cumulative total return to shareholders of PLC's common stock for the period from January 1, 1997 through December 31, 2001, with the cumulative total return over such period of (i) the American Stock Exchange Index (referred to as the AMEX Market Index) and (ii) an index of medical instrument and supply companies compiled by Media General Financial Services, Inc. (referred to as the MG Group Index). The graph assumes the investment of $100 in PLC's common stock, and assumes that all dividends are reinvested. The performance shown is not necessarily indicative of future performance. PLC's common stock traded on the Nasdaq National Market from March 3, 1992 to September 16, 1992. PLC's common stock began trading on the American Stock Exchange on September 17, 1992.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PLC SYSTEMS INC.,
AMEX MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1997
ASSUMEDS DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

	1996	1997	1998	1999	2000	2001
PLC SYSTEMS INC.	100.00	36.39	17.22	8.89	2.78	2.67
AMEX MARKET INDEX	100.00	120.33	118.69	147.98	146.16	139.43
MG GROUP INDEX	100.00	122.83	154.12	154.88	223.42	212.63

Certain Relationships And Related Transactions

        No executive officer, director, nominee for election as a director or 5% shareholder of PLC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of fiscal year 2001 or in any proposed transaction which in either such case has materially affected or will materially affect PLC, except as described below.

        On January 9, 2001, PLC entered into an exclusive distribution agreement with a subsidiary of Edwards, which currently owns in excess of 5% of PLC's outstanding common stock. Under this agreement, the subsidiary of Edwards distributes PLC's CO2 TMR Heart Laser 2 System and all associated disposable components to cardiovascular clinicians and institutions throughout the United States.

        On January 9, 2001, PLC entered into a shareholders agreement with Edwards. Under this agreement, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in any matter submitted to the shareholders; provided, however, that Edwards has sole discretion to vote its shares of PLC common stock in a vote regarding:

  (i)
  any merger, consolidation, acquisition or other business combination involving PLC in which PLC would not be the surviving corporation or as a result of which a majority of the outstanding common equity of PLC would be owned by another entity;

  (ii)
  any sale, lease, transfer or other disposition of the business operations of all or substantially all of the assets of PLC (on a consolidated basis); and

  (iii)
  any dissolution or complete liquidation or similar arrangement of PLC.

        Also pursuant to the shareholders agreement, Edwards has the right to participate in any future issuance by PLC of PLC common stock (or the rights to acquire PLC common stock or securities convertible into, or exchangeable for, PLC common stock). At Edwards' sole option, it may participate in any such future issuance by purchasing up to the number of shares of PLC common stock necessary to maintain its proportionate equity interest in PLC at that time. This right of Edwards does not apply to:

  (i)
  any issuance or sale pursuant to the exercise, conversion or exchange of any securities outstanding on the date of the shareholders agreement that are exercisable, convertible or exchangeable into PLC common stock;

  (ii)
  any issuance of PLC common stock as a stock dividend to holders of PLC common stock or upon any subdivision or combination of PLC common stock;

  (iii)
  any issuance or sale of PLC common stock in a public offering under the Securities Act;

  (iv)
  any issuance or sale pursuant to an employee stock option plan, stock purchase plan or similar benefit program, or any issuance or sale to directors, employees or consultants that does not exceed 20% in any five-year period (on a fully diluted basis) of PLC's equity shares outstanding on the date of the shareholders agreement; provided that if any employee is terminated and his options are terminated, the reissuance of such options shall not be counted in the 20% threshold; or

  (v)
  any issuance or sale as consideration for the acquisition by PLC or any of its affiliates of all or a part of another business or the merger of any business entity with or into PLC or any of its affiliates.

        Edwards also has certain registration rights under the shareholders agreement. Edwards may ask PLC to register its shares of PLC common stock under the Securities Act, and PLC must use its reasonable best efforts to register those shares. In addition, if PLC proposes at any time to register PLC common stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 or a similar form), it must offer Edwards the opportunity to register or distribute the PLC common stock held by Edwards.

        During fiscal year 1991, PLC loaned Corhart Management Group, Inc. (referred to as Corhart) $126,061 on a demand basis. Corhart provided office and administrative services for PLC's Vancouver office. Corhart then loaned a portion of the $126,061 to Dr. Rudko, a director and the Chief Scientist of PLC. In 1999, this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). As of December 31, 2001, the outstanding loan balance was approximately $87,876.

Board Recommendation

        The Board of Directors believes that the election of the nominees for Class III directors is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

ITEM NO. 4

APPROVAL OF AMENDMENT OF PLC'S 2000 EMPLOYEE STOCK PURCHASE PLAN

Overview

        In the opinion of PLC's Board of Directors, the future success of PLC depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating its employees. Under PLC's 2000 Employee Stock Purchase Plan, PLC is currently authorized to sell to its employees, through payroll deductions, up to an aggregate of 400,000 shares of common stock (subject to adjustment for certain changes in PLC's capitalization). As of March 15, 2002, there were 112,248 shares available for future sale under the 2000 Employee Stock Purchase Plan. Accordingly, on April 2, 2002, PLC's Board of Directors adopted an amendment to the 2000 Employee Stock Purchase Plan that increased from 400,000 to 800,000 the number of shares of common stock available for issuance under the 2000 Employee Stock Purchase Plan (subject to adjustment for certain changes in PLC's capitalization).

Summary of the 2000 Employee Stock Purchase Plan

        The following summary of the 2000 Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the 2000 Employee Stock Purchase Plan, a copy of which is attached as Appendix A to the electronic copy of this preliminary proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission's home page (www.sec.gov). In addition, a copy of the 2000 Employee Stock Purchase Plan may be obtained by making a written request to the Chief Financial Officer of PLC.

  Eligibility

        With certain limited exceptions in the case of employees already holding a significant amount of common stock, persons eligible to participate in an offering under the 2000 Employee Stock Purchase Plan are generally those PLC employees who (i) are customarily employed by PLC or a participating subsidiary for more than 20 hours per week and more than five months per year, (ii) have been employed by PLC or a participating subsidiary for at least three months prior to enrolling in the 2000 Employee Stock Purchase Plan and (iii) are employees of PLC or a participating subsidiary on the first day of the applicable plan period. A participating subsidiary of PLC is any subsidiary of PLC designated as such by the Board of Directors or by a committee appointed by the Board to administer the 2000 Employee Stock Purchase Plan. For example, PLC Medical Systems, Inc., a Delaware corporation, is a participating subsidiary.

Unless the context suggests otherwise, the term "PLC" as used in this Item No. 4 includes PLC and its participating subsidiaries.

  Administration

        The 2000 Employee Stock Purchase Plan is administered by PLC's Board of Directors or a committee appointed by the Board. The Board of Directors is authorized to make rules and regulations for the administration of the 2000 Employee Stock Purchase Plan, and its interpretation and decisions regarding the 2000 Employee Stock Purchase Plan are final and conclusive.

  Participation

        Employees may enroll in the 2000 Employee Stock Purchase Plan by completing and returning a payroll deduction form. The maximum payroll deduction allowed is generally 10% of an employee's annual compensation. Compensation is the amount of money reportable on an employee's federal income tax withholding statement (excluding overtime, shift premium, incentive or bonus awards, expense reimbursements, stock option gains and similar items). No employee may be granted an option which allows such employee's rights to purchase common stock under the 2000 Employee Stock Purchase Plan and any other PLC employee stock purchase plan to accrue at a rate exceeding $25,000 in any calendar year, based upon the fair market value of the common stock at the beginning of the purchase period. An employee may discontinue participation in the 2000 Employee Stock Purchase Plan at any time and withdraw the balance of funds accumulated in such employee's plan account. An employee may decrease or discontinue his payroll deduction once during any plan period, but an employee may not increase his payroll deduction during any plan period. An employee's eligibility to participate in the 2000 Employee Stock Purchase Plan ends at termination of employment.

  Offering

        The 2000 Employee Stock Purchase Plan will be implemented by establishing purchase periods as determined by the Board of Directors. Unless otherwise determined by the Board of Directors, each plan period commences on the first day after the end of the preceding plan period and ends on the last day of the sixth full month thereafter. Currently, plan periods commence on June 1st and December 1st each year. The Board of Directors may choose a different plan period of 12 months or less.

  Purchase Price

        Eligible employees who choose to participate in the 2000 Employee Stock Purchase Plan will receive an option to purchase common stock at a purchase price equal to the lower of (i) 85% of the fair market value of the common stock on the first day of a purchase period or (ii) 85% of the fair market value of the common stock on the last day of the purchase period. The fair market value will be the closing price on the American Stock Exchange or other exchange on which PLC's common stock is traded.

  Purchase of Stock

        At the end of a purchase period, a participant's option will be exercised automatically to purchase the number of full shares of common stock that the employee's accumulated payroll deductions will buy at the purchase price, subject to certain limitations.

  Changes in Capitalization

        In the event any change is made in PLC's capitalization (i.e., a stock split, reverse stock split or stock dividend) that results in an increase or decrease in the number of outstanding shares of common stock without PLC's receipt of consideration, appropriate adjustments will be made to the shares available for issuance under the 2000 Employee Stock Purchase Plan and the maximum number of shares of common stock each participant may purchase under the 2000 Employee Stock Purchase Plan, as well as any other adjustments deemed equitable by the Board of Directors.

  Merger or Asset Sale

        In the event of a merger of PLC with another corporation where the holders of PLC capital stock immediately prior to the merger continue to hold at least 80% of the voting power of the surviving corporation, the holder of each outstanding option under the 2000 Employee Stock Purchase Plan will be entitled to receive upon the exercise of such option the amount of securities or property that would be received by a holder of the number of shares of common stock that such option was then exercisable into.

        In the event of a merger of PLC with another corporation where the holders of PLC capital stock immediately prior to the merger do not continue to hold at least 80% of the voting power of the surviving corporation, or of a sale of all or substantially all of PLC's assets while unexercised options under the 2000 Employee Stock Purchase Plan remain outstanding, (i) subject to the provisions of clauses (ii) an (iii) below, after the effective date of such transaction, each holder of an outstanding option under the 2000 Employee Stock Purchase Plan will be entitled to receive upon the exercise of such option and in lieu of shares of common stock, shares of such stock or other securities as the holder of an equivalent number of shares of common stock received pursuant to the terms of such transaction; (ii) all outstanding options under the 2000 Employee Stock Purchase Plan may be canceled by the Board of Directors as of a date prior to the effective date of such transaction and all payroll deductions paid out to the participating employees or (iii) all outstanding options under the 2000 Employee Stock Purchase Plan may be canceled by the Board of Directors as of the effective date of such transaction, provided that notice of such cancellation is given to each holder of such options and each holder of such options has the right to exercise such options in full based on payroll deductions then credited to his account as of a date determined by the Board of Directors, which date shall not be less than 10 days preceding the effective date of such transaction.

  Transferability

        Options under the 2000 Employee Stock Purchase Plan cannot be voluntarily or involuntarily transferred other than by will or the laws of decent and distribution.

  Amendment and Termination

        The Board of Directors may amend the 2000 Employee Stock Purchase Plan from time to time. However, no amendment that requires shareholder approval under the Internal Revenue Code will be effective prior to obtaining such shareholder approval. The 2000 Employee Stock Purchase Plan may be terminated at any time by the Board of Directors. Upon termination, all amounts in accounts of participating employees shall be properly refunded.

United States Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2000 Employee Stock Purchase Plan and with respect to the sale of common stock acquired under the 2000 Employee Stock Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  Tax Consequences to Participants

        A participant will not have income upon enrolling in the 2000 Employee Stock Purchase Plan or upon purchasing stock at the end of an offering. A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the 2000 Employee Stock Purchase Plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced; and

  •
  the participant's profit.

Any excess profit will be long-term capital gain.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Tax Consequences to PLC

        There will be no tax consequences to PLC except that PLC will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Board Recommendation

        The Board of Directors believes that the proposed amendment to the 2000 Employee Stock Purchase Plan is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

ITEM NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit PLC's financial statements for the year ending December 31, 2002. Ernst & Young LLP has audited the financial statements of PLC for each fiscal year since July 1995. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is necessary to appoint Ernst & Young LLP as PLC's independent auditors and the Board of Directors recommends that the shareholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Board Recommendation

        The Board of Directors believes that the selection of Ernst & Young LLP as Independent auditors for the year ending December 31, 2002 is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by PLC. In addition to solicitations by mail, PLC's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and PLC will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed by all officers and directors of PLC who are persons required to file reports pursuant to Section 16(a) of the Exchange Act (referred to as reporting persons), or written representations from certain reporting persons, PLC believes that during fiscal year 2001 all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act, except for Robert I. Rudko, who failed to timely report one open market sale.

Deadline for Submission of Shareholder Proposals for the 2003 Annual Meeting of Shareholders

        Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by PLC no later than December 19, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

        In addition, if PLC does not receive notice of a matter or proposal to be considered at the 2003 Annual Meeting of Shareholders by March 4, 2003, persons appointed by the Board of Directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2003 Annual Meeting of Shareholders.

Important Notice Regarding Delivery of Security Holder Documents

        The SEC has also recently adopted a "householding" rule which we intend to implement for future shareholder communications. This rule permits us to deliver a single proxy or information statement to a household, even though two or more shareholders live under the same roof or a shareholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving separate proxy materials without participating in the "householding" rule, please check the designated box on the enclosed proxy card. If we do not hear from you within 60 days, we will assume that we have your implied consent to deliver one set of proxy materials under the new rule. This implied consent will continue for as long as you remain a shareholder of the company, unless you inform us in writing otherwise. If you revoke your consent, we will begin sending separate copies within 30 days of the receipt of your revocation.

        Some banks, brokers and other nominee record holders are already "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038; (508) 541-8800. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

        THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                      By order of the Board of Directors,

                      Mark R. Tauscher
                       President, Chief Executive Officer
                      and Director

April 18, 2002
Appendix A - 2000 Employee Stock Purchase Plan
Appendix B - Proxy Card

Appendix A

PLC SYSTEMS INC.

Amendment to 2000 Employee Stock Purchase Plan

        The 2000 Employee Stock Purchase Plan (the "Plan") be and hereby is amended by deleting the second sentence of the introduction paragraph of the Plan in its entirety and inserting in lieu thereof the following:

        "Eight hundred thousand (800,000) shares of Common Stock in the aggregate have been approved for this purpose."

                      Adopted by the Board of Directors on April 2, 2002.
                      Approved by the shareholders on May    , 2002.

PLC SYSTEMS INC.

2000 Employee Stock Purchase Plan

        The purpose of this Plan is to provide eligible employees of PLC Systems Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, no par value (the "Common Stock"). Four hundred thousand (400,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

        1.    Administration.    The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2.    Eligibility.    All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a)  they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b)  they have been employed by the Company or a Designated Subsidiary for at least three (3) months prior to enrolling in the Plan; and

          (c)  they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. PLC Medical Systems, Inc., a Delaware corporation, shall initially be a Designated Subsidiary, but such designation may be changed by the Board or the Committee.

        3.    Offerings.    The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Unless otherwise determined by the Board or the Committee, the first Offering will commence on the later of the date on which the Plan is approved by the stockholders of the Company or June 15, 2000 (the "Effective Date") and end on December 1, 2000. Unless otherwise determined by the Board or the Committee, subsequent Offerings will commence on the first date (each, and "Offering Commencement Date") after the end of the preceding Offering and will end on the last day of the sixth full month thereafter. Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

        4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven (7) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

        5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period (or such lesser percentage as the Board or Committee shall determine before the start of each Plan Period) or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

        No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        6.    Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7.    Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

        8.    Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participating again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

        9.    Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

        The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period, or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

        11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purpose of this Plan.

        12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

        13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a divided in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16.    Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation, and the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder. In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        17.    Amendment of the Plan.    The Board may at any time, from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

        18.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

        19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        20.    Governmental Regulations.    The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance of sale or such stock.

        21.    Governing Law.    The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

        22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        24.    Effective Date and Approval of Shareholders.    The Plan shall take effect on May 24, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                    Adopted by the Board of Directors on February 1, 2000.

                    Approved by the shareholders on May 24, 2000.

Side 1

PLC SYSTEMS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
2002 Annual and Special Meeting of Shareholders — May 22, 2002

        THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2002 Annual and Special Meeting of Shareholders and Proxy Statement dated April 18, 2002 in connection with the Meeting to be held at 10:00 a.m. on Wednesday, May 22, 2002 at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 and hereby appoint(s) Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the 2002 Annual and Special Meeting of Shareholders of PLC Systems Inc. and at any adjournments thereof as indicated upon all maters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, the proxies will vote FOR the election of the director nominees and FOR proposal numbers 1, 2, 4 and 5.

        The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by identifying such individual in the following space.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE	(SEE REVERSE SIDE)

Side 2

☒ Please mark votes as in this example.
A vote FOR the director nominees and FOR proposal numbers 1, 2, 4 and 5 is recommended by the Board of Directors.
1.	Approval of the amendment to Appendix 2 to PLC's Articles of Continuance to provide that (i) the directors or the shareholders may fix the number of directors from time to time, subject to certain restrictions; (ii) the directors or shareholders, by special resolution, may vary the term of office of any director; and (iii) a vacancy on the Board of Directors shall not exist where the directors or the shareholders decrease the number of directors upon the expiration of the term of office of one or more of the directors, subject to certain restrictions.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	Approval of the resolution of PLC's Board of Directors to fix the number of directors of PLC at nine.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Election of Class III directors (or if either nominee is not available for election, such substitute as the Board of Directors may designate).
	Nominees:	Kevin Dunn			H.B. Brent Norton
	☐	FOR both nominees (except as indicated to the contrary -- see INSTRUCTIONS below)
	☐	WITHHELD from both nominees
INSTRUCTIONS: To withhold authority to vote for an individual nominee, strike a line through such nominee's name. Your shares will be voted for the remaining nominee.
4.	Approval of an amendment increasing the number of shares of common stock authorized for issuance under PLC's 2000 Employee Stock Purchase Plan from 400,000 to 800,000.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	Approval of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002 and to authorize the directors to fix the remuneration to be paid to the auditors.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
HOUSEHOLDING ELECTION
Mark "FOR" to enroll this account to receive certain future shareholder communications in a single package per household. Mark "AGAINST" if you do not want to participate. To change your election in the future, call (508) 541-8800. See accompanying page for more information about this selection.
	☐	FOR	☐	AGAINST
Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which it was mailed by the Board of Directors.
Signature:	Date:
Signature:	Date:

QuickLinks

ITEM NO. 1 APPROVAL OF AMENDMENT TO APPENDIX 2 TO THE ARTICLES OF CONTINUANCE
ITEM NO. 2 FIX NUMBER OF DIRECTORS AT NINE
ITEM NO. 3 ELECTION OF DIRECTORS
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG PLC SYSTEMS INC., AMEX MARKET INDEX AND MG GROUP INDEX
ITEM NO. 4 APPROVAL OF AMENDMENT OF PLC'S 2000 EMPLOYEE STOCK PURCHASE PLAN
ITEM NO. 5 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
PLC SYSTEMS INC. Amendment to 2000 Employee Stock Purchase Plan
PLC SYSTEMS INC. 2000 Employee Stock Purchase Plan